Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 4, 2019, The ONE Group Hospitality, Inc (the “Company” or “The ONE Group”) acquired substantially all of the assets of Kona Grill, Inc. and its affiliates (“Kona Grill”), comprising 24 domestic restaurants and one international franchise agreement. The Company purchased the assets for $25.0 million in cash and the assumption of approximately $11 million in working capital liabilities. The purchase was financed with proceeds from a credit and guaranty agreement the Company entered into with Goldman Sachs Bank USA on October 4, 2019 (“Credit Agreement”), which replaced the Company’s Bank of America credit agreement.

The Credit Agreement provides for a secured revolving credit facility of $12.0 million and a $48.0 million term loan. The term loan is payable in quarterly installments, with the final payment due in October 2024. The revolving credit facility also matures in October 2024.

The Credit Agreement contains several financial covenants, including the following:

(a) a minimum consolidated fixed charge coverage ratio of (i) 1.35 to 1.00 as of the end of any fiscal quarter ending on or prior to June 30, 2021 and (ii) 1.50 to 1.00 as of any fiscal quarter thereafter;

(b) a maximum consolidated leverage ratio of (i) 2.75 to 1.00 as of the end of any fiscal quarter ending on or prior to March 31, 2020, (ii) 2.50 to 1.00 as of the fiscal quarter ending June 30, 2020, (iii) 2.25 to 1.00 as of the fiscal quarters ending September 30, 2020 and December 31, 2020, (iv) 2.00 to 1.00 as of the fiscal quarter ending March 31, 2021, (v) 1.75 to 1.00 as of the fiscal quarter ending June 30, 2021, (vi) 1.70 to 1.00 as of the fiscal quarter ending September 30, 2021, (vii) 1.65 to 1.00 as of the fiscal quarter ending December 31, 2021 and (viii) 1.50 to 1.00 as of the end of any fiscal quarter thereafter;

(c) maximum consolidated capital expenditures not to exceed (i) $10,000,000 in 2020 and (ii) $8,000,000 in 2021 and every fiscal year thereafter; and

(d) minimum consolidated liquidity not to be less than $1,500,000 at any time.

The Credit Agreement has several borrowing and interest rate options, including the following: (a) a LIBOR rate (or a comparable successor rate) subject to a 1.75% floor or (b) a base rate equal to the greatest of (i) the prime rate, (ii) the federal funds rate plus 0.50%, (iii) the LIBOR rate for a one-month period plus 1.00% or (iv) 4.75%. Loans under the Credit Agreement bear interest at a rate per annum using the applicable indices plus a varying interest rate margin of between 5.75% and 6.75% (for LIBOR rate loans) and 4.75% and 5.75% (for base rate loans).

The Credit Agreement contains customary representations, warranties and conditions to borrowing including customary affirmative and negative covenants, which include covenants that limit or restrict the Company’s ability to incur indebtedness and other obligations, grant liens to secure obligations, make investments, merge or consolidate, and dispose of assets outside the ordinary course of business, in each case subject to customary exceptions for credit facilities of this size and type.

The Company and certain operating subsidiaries of the Company guarantee the obligations under the Credit Agreement, which also are secured by liens on substantially all of the assets of the Company and its subsidiaries.

The foregoing description of the Credit Agreement is a summary only and is qualified in its entirety by reference to the full text of the Credit Amendment filed on Form 8-K on October 7, 2019.

The following unaudited pro forma condensed combined financial information of the Company gives effect to the acquisition of substantially all of the assets of Kona Grill which closed on October 4, 2019 (“the Kona Grill Acquisition”) and the related financing pursuant to the terms of the Credit Agreement, all of which are collectively referred to as “the Transaction”. The historical Kona Grill financial information has been adjusted in the Unaudited Pro Forma Condensed Combined Financial Information to give effect to pro forma events that are: (1) directly attributable to the Transaction, (2) factually supportable, and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

1

The unaudited pro forma condensed combined financial information is intended to reflect the following:

•      The impact of the Kona Grill Acquisition, which will be accounted for as a business combination in accordance with ASC 805, Business Combinations.

•      The impact of the Credit Agreement, including relevant borrowings.

•      The repayment of the Company’s outstanding indebtedness.

The unaudited pro forma condensed combined balance sheet as of June 30, 2019 assumes the Transaction occurred on June 30, 2019. It combines The ONE Group’s unaudited condensed consolidated balance sheet as of June 30, 2019 with Kona Grill’s unaudited condensed consolidated balance sheet as of June 30, 2019.

The unaudited pro forma condensed combined statements of operations and comprehensive income (loss) for the six months ended June 30, 2019 and the year ended December 31, 2018 combine the historical consolidated statements of operations of The ONE Group and Kona Grill and assume the Transaction occurred on January 1, 2018, the first day of The ONE Group’s most recent fiscal year.

2

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2019

(in thousands)

	Historical The ONE Group	Kona Grill with Reclassifications	Kona Grill Closed Restaurants Adjustments		Acquisition Adjustments		Pro Forma Condensed Combined
Assets
Cash and cash equivalents	$799	$6,001	$(5,819)	6(a)	$7,743	4(a)	$8,724
Investments	-	58	(58)	6(a)	-		-
Accounts Receivable	6,567	2,183	(361)	6(a)	-		8,389
Inventory	1,365	1,053	(88)	6(a)	-		2,330
Other current assets	1,440	1,390	(754)	6(a)	(250)	4(b)	1,826
Due from related parties, net	343	-	-		-		343
Total current assets	10,514	10,685	(7,080)		7,493		21,612

Property and equipment, net	40,507	34,821	(2,713)	6(a)	(688)	4(c)	71,927
Operating lease right-of-use assets	39,367	27,166	(2,172)	6(a)	3,686	4(h)	68,047
Investments	2,684	-	-		-		2,684
Deferred tax assets, net	12	-	-		-		12
Intangible assets	-	-	-		20,400	4(d)	20,400
Other assets	338	724	(136)	6(a)	-		926
Security deposits	2,038	113	(60)	6(a)	1,682	4(e)	3,773
Total assets	$95,460	$73,509	$(12,161)		$32,573		$189,381

Liabilities and Stockholders’ Equity
Accounts payable	$6,109	$7,981	$(7,150)	6(a)	$-		$6,940
Accrued expenses	5,343	21,655	(18,461)	6(a)	-		8,537
Deferred license revenue	191	-	-		-		191
Deferred gift card revenue and other	650	2,068	-		-		2,718
Current portion of operating lease liabilities	2,201	5,282	(360)	6(a)	(1,243)	4(h)	5,880
Current portion of long-term debt	1,065	35,667	(35,667)	6(a)	(270)	4(f)	795
Total current liabilities	15,559	72,653	(61,638)		(1,513)		25,061

Deferred license revenue, long-term	999	330	(46)	6(a)	-		1,283
Operating lease liabilities, net of current portion	54,639	37,367	(5,252)	6(a)	(6,124)	4(h)	80,630
Long-term debt, net of current portion	11,238	-	-		36,446	4(f)	47,684
Total liabilities	82,435	110,350	(66,936)		28,809		154,658

Stockholders' Equity
Common Stock	3	134	-		(134)	4(g)	3
Preferred Stock	-	-	-		-		-
Additional paid-in capital	44,180	92,427	-		(92,427)	4(g)	44,180
Accumulated deficit	(28,190)	(128,402)	54,775	6(a)	95,325	4(g)	(6,492)
Accumulated other comprehensive loss	(2,590)	-	-		-		(2,590)
Treasury stock	-	(1,000)	-		1,000	4(g)	-
Total stockholders’ equity	13,403	(36,841)	54,775		3,764		35,101
Noncontrolling interests	(378)	-	-		-		(378)
Total equity	13,025	(36,841)	54,775		3,764		34,723
Total Liabilities and Stockholders’ Equity	$95,460	$73,509	$(12,161)		$32,573		$189,381

See notes to unaudited pro forma condensed combined financial information

3

Unaudited Pro Forma Combined Statements of Operations and Comprehensive Income (Loss)

Six Months Ended June 30, 2019

(in thousands, except share information)

	Historical The ONE Group	Kona Grill with Reclassifications	Kona Grill Closed Restaurants Adjustments		Acquisition Adjustments		Pro Forma Condensed Combined
Revenues:
Owned restaurant net revenues	$36,629	$64,756	$(14,060)	7(a)	$-		$87,325
Owned food, beverage and other net revenues	4,407	-	-		-		4,407
Total owned revenue	41,036	64,756	(14,060)		-		91,732
Management, license and incentive fee revenue	5,339	25	-		-		5,364
Total revenues	46,375	64,781	(14,060)		-		97,096

Cost and expenses:
Owned operating expenses:
Owned restaurants:
Owned restaurants cost of sales	9,637	18,463	(4,455)	7(a)	-		23,645
Owned restaurants operating expenses	22,771	40,298	(10,789)	7(a)	-		52,280
Total owned restaurant expenses	32,408	58,761	(15,244)		-		75,925
Owned food, beverage and other expenses	4,484	-	-		-		4,484
Total owned operating expense	36,892	58,761	(15,244)		-		80,409
General and administrative (including stock-based compensation of $637 for The ONE Group and $111 for Kona Grill)	5,354	8,157	(5,625)	7(a),7(b)	-		7,886
Depreciation and amortization	1,946	4,410	(612)	7(a)	(566)	5(a)	5,178
Lease termination expenses	141	8,904	(8,904)	7(a)	-		141
Pre-opening expenses	545	-	-		-		545
Transaction costs	152	-	-		-		152
Other expense (income), net	(266)	-	-		-		(266)
Total costs and expenses	44,764	80,232	(30,385)		(566)		94,045
Operating income	1,611	(15,451)	16,325		566		3,051
Other expenses (income), net:
Interest expense, net of interest income	487	1,056	(1,056)	7(a)	1,707	5(b)	2,194
Loss on early extinguishment of debt	437	-	-		-		437
Total other expenses (income), net	924	1,056	(1,056)		1,707		2,631
Income before provision for income taxes	687	(16,507)	17,381		(1,141)		420
Provision for income taxes	81	11	-		-		92
Net income (loss)	606	(16,518)	17,381		(1,141)		328
Less: net income attributable to noncontrolling interest	74	-	-		-		74
Net income (loss) attributable to The ONE Group Hospitality, Inc.	532	(16,518)	17,381		(1,141)		254
Currency translation loss	(280)	-	-		-		(280)
Comprehensive income (loss)	$252	$(16,518)	$17,381		$(1,141)		$(26)

Net income (loss) attributable to The ONE Group Hospitality, Inc. per share:
Basic net income (loss) from continuing operations per share	$0.02						$0.01
Diluted net income (loss) per share	$0.02						$0.01

Shares used in computing basic earnings per share	28,373,974						28,373,974
Shares used in computing diluted earnings per share	29,456,764						29,456,764

See notes to unaudited pro forma condensed combined financial information

4

Unaudited Pro Forma Combined Statements of Operations and Comprehensive Income (Loss)

Year Ended December 31, 2018

(in thousands, except share information)

	Historical The ONE Group	Kona Grill with Reclassifications	Kona Grill Closed Restaurants Adjustments		Acquisition Adjustments			Pro Forma Condensed Combined
Revenues:
Owned restaurant net revenues	$65,896	$156,225	$(54,054)	7(a)	$-			$168,067
Owned food, beverage and other net revenues	8,137	-	-		-			8,137
Total owned revenue	74,033	156,225	(54,054)		-			176,204
Management, license and incentive fee revenue	11,568	717	(436)	7(a)	-			11,849
Total revenues	85,601	156,942	(54,490)		-			188,053

Cost and expenses:
Owned operating expenses:
Owned restaurants:
Owned restaurants cost of sales	17,220	40,782	(14,068)	7(a)	-			43,934
Owned restaurants operating expenses	39,599	98,214	(40,989)	7(a)	-			96,824
Total owned restaurant expenses	56,819	138,996	(55,057)		-			140,758
Owned food, beverage and other expenses	7,865	-			-			7,865
Total owned operating expense	64,684	138,996	(55,057)		-			148,623
General and administrative (including stock-based compensation of $1,313 for The ONE Group and $573 for Kona Grill)	11,119	11,430	(5,986)	7(a),7(b)	-			16,563
Depreciation and amortization	2,824	13,597	(5,011)	7(a)	(2,122)	5	(a)	9,288
Asset impairment charge	-	18,325	(12,762)	7(a)	-			5,563
Lease termination expense and asset write-offs	213	4,053	(4,053)	7(a)	-			213
Pre-opening expenses	1,365	-	-		-			1,365
Equity in income of investee companies	(182)	-	-		-			(182)
Other expense (income), net	(235)	-	-		-			(235)
Total costs and expenses	79,788	186,401	(82,869)		(2,122)			181,198
Operating income	5,813	(29,459)	28,379		2,122			6,855
Other expenses (income), net:
Interest expense, net of interest income	1,193	2,463	(2,463)	7(a)	2,738	5	(b)	3,931
Loss on early extinguishment of debt	-	37	(37)	7(a)	-			-
Total other expenses (income), net	1,193	2,500	(2,500)		2,738			3,931
Income before provision for income taxes	4,620	(31,959)	30,879		(616)			2,924
Provision for income taxes	713	9	-		-			722
Net income (loss)	3,907	(31,968)	30,879		(616)			2,202
Less: net income attributable to noncontrolling interest	633	-	-		-			633
Net income (loss) attributable to The ONE Group Hospitality, Inc.	3,274	(31,968)	30,879		(616)			1,569
Currency translation loss	(754)	-	-		-			(754)
Comprehensive income (loss)	$2,520	$(31,968)	$30,879		$(616)			$815

Net income (loss) attributable to The ONE Group Hospitality, Inc. per share:
Basic net income (loss) per share	$0.12							$0.06
Diluted net income (loss) per share	$0.12							$0.06

Shares used in computing basic earnings per share	27,653,827							27,653,827
Shares used in computing diluted earnings per share	28,122,445							28,122,445

See notes to unaudited pro forma condensed combined financial information

5

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined balance sheet and statements of operations and comprehensive income (loss) were derived from the historical audited and unaudited consolidated financial statements of The ONE Group and Kona Grill. The unaudited pro forma condensed combined balance sheet as of June 30, 2019 assumes the Transaction occurred on June 30, 2019. The unaudited pro forma condensed consolidated statements of operations and comprehensive income (loss) assume the Transaction occurred on January 1, 2018, the first day of The ONE Group’s most recent fiscal year.

The historical consolidated financial information has been adjusted in the unaudited pro forma financial information to give effect to pro forma events that are directly attributable to the business combination. There were no material transactions between The ONE Group and Kona Grill during the periods presented that would need to be eliminated.

The unaudited pro forma combined financial information provided are for illustrative purposes only, and do not purport to represent what the combined company’s financial position or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. In addition, the unaudited pro forma combined financial information does not reflect any future planned cost savings initiatives following the completion of the business combination.

The unaudited pro forma combined financial information reflects the acquisition method of accounting prescribed by ASC 805, Business Combinations (“ASC 805”). The acquisition method of accounting requires use of the fair value concepts defined in ASC 820, Fair Value Measurements (“ASC 820”). ASC 820 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements are highly subjective and it is possible the application of reasonable judgment could result in different assumptions causing a range of alternative estimates using the same facts and circumstances.

ASC 805 requires the determination of the accounting acquirer, the acquisition date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill. The ONE Group has been identified as the acquirer for accounting purposes based on the facts and circumstances specific to the Transaction. As a result, The ONE Group will record the business combination in its financial statements and will apply the acquisition method to account for the acquired assets and liabilities of Kona Grill. For purposes of the unaudited condensed combined financial information, management made a preliminary allocation of the consideration paid to the assets acquired and liabilities assumed based on the information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. Accordingly, the pro forma adjustments related to the allocation of consideration paid are preliminary and have been presented solely for the purpose of providing unaudited pro forma condensed combined balance sheets and pro forma condensed combined statements of operations and comprehensive income (loss) in the Current Report on Form 8-K/A. Management expects to finalize the accounting for the business combination as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from October 4, 2019. The finalization of the purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, which could be material.

Footnotes Related to the Kona Grill Acquisition

Note 2 – Reclassifications

Certain reclassifications have been made to conform Kona Grill’s financial information presentation to that of The ONE Group as indicated in the tables below. The reclassification adjustments to conform Kona Grill’s financial information presentation to that of The ONE Group’s have no impact on net assets or net income (loss) and are summarized below:

6

Reclassifications in the unaudited pro forma condensed combined balance sheet as of June 30, 2019 (in thousands):

	Kona Grill as Presented by Management	Reclassifications to The ONE Group’s Presentation		Kona Grill with Reclassifications
Assets
Cash and cash equivalents	$7,830	$(1,829)	(a)	$6,001
Investments	58	-		58
Accounts Receivable	354	1,829	(a)	2,183
Inventory	1,053	-		1,053
Other current assets	1,390	-		1,390
Total current assets	10,685	-		10,685

Property and equipment, net	34,821	-		34,821
Operating lease right-of-use assets	27,166	-		27,166
Other assets	837	(113)	(b)	724
Security deposits	-	113	(b)	113
Total assets	$73,509	$-		$73,509

Liabilities and Stockholders’ Equity
Accounts payable	$1,064	$6,917	(c)	$7,981
Accrued expenses	8,559	13,096	(c), (e)	21,655
Deferred gift card revenue and other	-	2,068	(e)	2,068
Current portion of operating lease liabilities	5,282	-		5,282
Current portion of long-term debt	2,500	33,167	(c)	35,667
Total current liabilities	17,405	55,248		72,653

Deferred license revenue, long-term	-	330	(d)	330
Operating lease liabilities, net of current portion	37,367	-		37,367
Deferred revenue	330	(330)	(d)	-
Liabilities subject to compromise	55,248	(55,248)	(c)	-
Total liabilities	110,350	-		110,350

Stockholders’ Equity
Common Stock	134	-		134
Preferred Stock	-	-		-
Additional paid-in capital	92,428	-		92,428
Accumulated deficit	(128,403)	-		(128,403)
Accumulated other comprehensive income	-	-		-
Treasury stock	(1,000)	-		(1,000)
Total stockholders’ equity	(36,841)	-		(36,841)
Noncontrolling interests	-	-		-
Total equity	(36,841)	-		(36,841)
Total Liabilities and Stockholders’ Equity	$73,509	$-		$73,509

(a) Represents reclassification of $1,829,000 from cash and cash equivalents to accounts receivable for credit card transactions that are typically received within 1-3 business days.

(b) Represents reclassification of $113,000 in deposits from other assets to security deposits.

(c) Represents reclassification of $55,248,000 in liabilities subject to compromise to respective liability within the balance sheet.  As a result of Kona Grill’s bankruptcy filing all liabilities incurred prior to the bankruptcy filing were recorded as liabilities subject to compromise.

(d) Represents reclassification of $330,000 from deferred revenue to deferred license revenue, long-term.

(e) Represents reclassification of $2,068,000 from accrued expenses to deferred gift card revenue and other.

7

Reclassifications in the unaudited pro forma condensed combined statements of operations and comprehensive income (loss) for the six months ended June 30, 2019 (in thousands):

	Kona Grill as Presented by Management	Reclassifications to The ONE Group’s Presentation		Kona Grill with Reclassifications
Revenues:
Owned restaurant net revenues	$64,781	$(25)	(a)	$64,756
Owned food, beverage and other net revenues	-	-		-
Total owned revenue	64,781	(25)		64,756
Management, license and incentive fee revenue	-	25	(a)	25
Total revenues	64,781	-		64,781

Cost and expenses:
Owned operating expenses:
Owned restaurants:
Owned restaurants cost of sales	18,463	-		18,463
Owned restaurants operating expenses	9,719	30,579	(b)	40,298
Owned restaurants labor	24,208	(24,208)	(b)(c)	-
Owned restaurants occupancy	6,374	(6,374)	(b)	-
Total owned restaurant expenses	58,764	(3)		58,761
Owned food, beverage and other expenses	-	-		-
Total owned operating expense	58,764	(3)		58,761
General and administrative (including stock-based compensation of $456 for The ONE Group and $111 for Kona Grill)	8,154	3	(c)	8,157
Depreciation and amortization	4,410	-		4,410
Lease termination expenses	8,904	-		8,904
Total costs and expenses	80,232	-		80,232
Operating income	(15,451)	-		(15,451)
Other expenses, net:
Interest expense, net of interest income	1,056	-		1,056
Total other expenses, net	1,056	-		1,056
Income before provision for income taxes	(16,507)	-		(16,507)
Provision for income taxes	11	-		11
Net income (loss)	(16,518)	-		(16,518)
Less: net income attributable to noncontrolling interest	-	-		-
Net income (loss) attributable to The ONE Group Hospitality, Inc.	(16,518)	-		(16,518)
Currency translation loss	-	-		-
Comprehensive income (loss)	$(16,518)	$-		$(16,518)

(a) Represents the reclassification of $25,000 from owned restaurant net revenues to management, license and incentive fee revenue associated with franchise activity

(b) Represents the reclassification of labor, occupancy and restaurant operating expenses to owned restaurants operating expenses

(c) Represents the reclassification of $3,000 in stock-based compensation for restaurant employees from labor to general and administrative

8

Reclassifications in the unaudited pro forma condensed combined statements of operations and comprehensive income (loss) for year ended December 31, 2018 (in thousands):

	Kona Grill as Presented by Management	Reclassifications to The ONE Group’s Presentation		Kona Grill with Reclassifications
Revenues:
Owned restaurant net revenues	$156,942	$(717	)(a)	$156,225
Owned food, beverage and other net revenues	-	-		-
Total owned revenue	156,942	(717)		156,225
Management, license and incentive fee revenue	-	717	(a)	717
Total revenues	156,942	-		156,942

Cost and expenses:
Owned operating expenses:
Owned restaurants:
Owned restaurants cost of sales	40,782	-		40,782
Owned restaurants operating expenses	24,523	73,691	(b)	98,214
Owned restaurants labor	57,378	(57,378	)(b)(c)	-
Owned restaurants occupancy	16,339	(16,339	)(b)	-
Total owned restaurant expenses	139,022	(26)		138,996
Owned food, beverage and other expenses	-	-		-
Total owned operating expense	139,022	(26)		138,996
General and administrative (including stock-based compensation of $1,313 for The ONE Group and $573 for Kona Grill)	11,404	26	(c)	11,430
Depreciation and amortization	13,597	-		13,597
Asset impairment charge	18,325	-		18,325
Lease termination expense and asset write-offs	4,053	-		4,053
Total costs and expenses	186,401	-		186,401
Operating income	(29,459)	-		(29,459)
Other expenses, net:
Interest expense, net of interest income	2,463	-		2,463
Loss on early extinguishment of debt	37	-		37
Total other expenses, net	2,500	-		2,500
Income before provision for income taxes	(31,959)	-		(31,959)
Provision for income taxes	9	-		9
Net income (loss)	(31,968)	-		(31,968)
Less: net income attributable to noncontrolling interest	-	-		-
Net income (loss) attributable to The ONE Group Hospitality, Inc.	(31,968)	-		(31,968)
Currency translation loss	-	-		-
Comprehensive income (loss)	$(31,968)	$-		$(31,968)

(a) Represents the reclassification of $717,000 from owned restaurant net revenues to management, license and incentive fee revenue associated with franchise activity

(b) Represents the reclassification of labor, occupancy and restaurant operating expenses to owned restaurants operating expenses

(c) Represents the reclassification of $26,000 in stock-based compensation for restaurant employees from labor to general and administrative

9

Note 3 – Preliminary Purchase Price Allocation

The Company has performed a preliminary valuation analysis of the fair value of Kona Grill’s assets that were acquired and liabilities assumed. The following table summarizes the preliminary calculation of consideration transferred and the allocation of the purchase price to the net assets acquired (amounts in thousands):

Net assets acquired:
Total current assets	$3,000
Property and equipment	31,420
Operating lease right-of-use assets	28,680
Intangible assets	20,400
Current liabilities	(7,738)
Other liabilities	(285)
Operating lease liabilities	(29,670)
Total net assets acquired	$45,807

Preliminary purchase consideration:
Contractual purchase price	$25,000
Apportionment of rent, utilities as of the Transaction date	775
Assumption of real estate lease consultant contract	465
Escrow deposit, net of cash acquired	21
Pro forma preliminary consideration paid	$26,261

Bargain purchase gain attributable to Kona Grill acquisition	$19,546

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of Pro Forma Balance Sheet Date

(a)	Cash and cash equivalents – The increase in cash and cash equivalents was determined as follows (amounts in thousands):

As of June 30, 2019

Sources	Amount	Uses	Amount
Term Loan	$48,000	Consideration, transferred, net of cash acquired	$25,775
Revolver	2,000	Repayment of The ONE Group's debt	12,150
		Repayment of cash collateralized letters of credit	1,682
		Fees and expenses	2,650
		Cash to The ONE Group's pro forma balance sheet	7,743
Total Sources	$50,000	Total Uses	$50,000

(b)	Other current assets – The decrease of other current assets represents the application of the escrow deposit to the purchase price.

(c)	Property and equipment, net – The change in property and equipment represents the change from Kona Grill’s historical net book value to the preliminary estimated fair value as follows (amounts in thousands):

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As of June 30, 2019

Asset Class	Estimated Preliminary Fair Value	Historical Book Value	Less: Adjustment for Closed Restaurants	Adjusted Historical Book Value	Pro Forma Adjustment
Leasehold improvements	$23,304	$67,203	(2,712)	$64,491	$(41,187)
Equipment	6,217	17,135	(182)	16,953	(10,736)
Furniture and fixtures	1,899	7,121	(108)	7,013	(5,114)
Construction in progress	-	258	(240)	18	(18)
Accumulated depreciation	-	(56,896)	529	(56,367)	56,367
Total property and equipment, net	$31,420	$34,821	$(2,713)	$32,108	$(688)

(d)	Intangible assets – The increase in intangible assets of $20.4 million represents the fair value assigned to the Kona Grill tradename and assembled workforce.

(e)	Security deposits – The increase in security deposits of $1.7 million reflects the replacement of cash collateralized letters of credit for certain of the Company’s lease agreements with cash security deposits as a result of the Company’s acquisition-related Credit Agreement.

(f)	Financing transactions – The Transaction had the following effect on the unaudited pro forma condensed combined balance sheet (in thousands):

•	Repayment of The ONE Group’s outstanding indebtedness.
•	Write-off of debt issuance costs of $0.4 million.
•	Borrowings under the Credit Agreement which provides for a $48.0 million term loan and a $12.0 million revolver, of which $2.0 million was drawn at the acquisition date, offset by debt issuance costs of $2.1 million.

(g)	Stockholders’ equity – The decrease in equity balances consists of the following (amounts in thousands):

June 30, 2019
Elimination of historical equity of Kona Grill	$(17,934)
Transaction expenses incurred by The ONE Group	(511)
Bargain purchase gain	22,209
Pro forma adjustment to total stockholders' equity	$3,764

(h)	Operating lease right-of-use assets and liabilities – The change in the lease asset and liability represents the change from Kona Grill’s book value to the estimated preliminary fair value.

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Note 5 – Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income (Loss) for the Six Months Ended June 30, 2019 and the Year Ended December 31, 2018

(a)	Depreciation and amortization – The net decrease in depreciation and amortization expense of $0.6 million for the six months ended June 30, 2019 and $2.1 million for the year ended December 31, 2018 was determined as follows, based on preliminary estimates of fair value and estimated useful lives (amounts in thousands):

Asset Class	Useful Life	Estimated Preliminary Fair Value	Six Months Ended June 30, 2019	Year Ended December 31, 2018
Leasehold improvements	6	$23,304	$1,942	$3,884
Equipment	1-6	6,217	622	1,243
Furniture and fixtures	6	1,899	158	317
Construction in progress	-	-	-	-
Total recalculated depreciation expense		$31,420	$2,722	$5,444
Less: Historical Kona Grill depreciation expense			3,798	8,586
Total pro forma adjustment to depreciation expense			(1,076)	(3,142)
Intangible assets	20	$20,400	510	1,020
Total pro forma adjustment to depreciation and amortization expense			$(566)	$(2,122)

(b)	Interest – The increase in interest expense of $1.7 million for the six months ended June 30, 2019 and $2.7 million for the year ended December 31, 2018 was based upon the interest rate per the Credit Agreement of LIBOR + 6.75%. For purposes of calculating interest expense, the LIBOR rate as of the beginning of each fiscal year was utilized.

Footnotes Related to the Closure of 22 Kona Grill Restaurants Prior to the Transaction

Note 6 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheets

(a)	The adjustment reflects the elimination of the assets and liabilities attributable to the Kona Grill restaurants that were closed prior to the Transaction date to arrive at the pro forma assets of the 24 restaurants that were acquired and liabilities assumed as part of the Transaction.

Note 7 – Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Income (Loss)

(a)	The adjustment reflects the elimination of the operating results attributable to the restaurants that were closed prior to the Transaction date to arrive at the pro forma operations of the 24 restaurants purchased as part of the Transaction.

(b)	General and administrative – The adjustment reflects the elimination of general and administrative expenses attributable to personnel, travel and overhead costs attributable to the closed restaurants. The adjustment also reflects the elimination of restructuring costs related to Kona Grill’s Chapter 11 bankruptcy filing on April 30, 2019 and public company related costs. The pro forma results do not reflect anticipated savings due to costs that may be reduced or eliminated.

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